EXHIBIT 99.1


PRESS RELEASE                                          FOR IMMEDIATE RELEASE
                                                       Contact:
                                                       -------
                                                       Edmund T. Leonard
                                                       Chairman of the Board and
                                                         Chief Financial Officer
                                                       (410) 547-1088


                         BV FINANCIAL, INC. TO INCREASE
                            ALLOWANCE FOR LOAN LOSSES

         MARCH 18, 2008, Baltimore, Maryland - BV Financial, Inc. (the "Company") (OTCBB: BVFL), the parent company of Bay-Vanguard Federal Savings Bank, today announced that it has added $111,075 to its allowance for loan losses related to a $1.0 million construction loan in which the repayment by the borrower was conditioned on the sale of the completed properties. While the borrower is current on his payments, the inability of the borrower to successfully sell the properties in the foreseeable future has caused the loan to be downgraded and the additional reserve to be recognized.

         Edmund T. Leonard, Chairman of the Board and Chief Financial Officer of the Company, stated, "The downturn in the economy has affected our local markets, resulting in a slowdown in residential real estate sales, which has negatively impacted developers. We are diligently working to address any asset quality concerns, including working with borrowers and boosting our allowance for loan losses when appropriate to ensure we are well positioned for any losses that we may incur."

         BV Financial, Inc. is the parent company of Bay-Vanguard Federal Savings Bank. Bay-Vanguard Federal Savings Bank is headquartered in Baltimore, Maryland with four other branches in the Baltimore metropolitan area. The Bank is a full service community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses within its market area.

         THIS NEWS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS ABOUT BV FINANCIAL, INC., WHICH THE COMPANY INTENDS TO BE COVERED UNDER THE SAFE HARBOR PROVISIONS CONTAINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. STATEMENTS THAT ARE NOT HISTORICAL OR CURRENT FACTS, INCLUDING STATEMENTS ABOUT BELIEFS AND EXPECTATIONS, ARE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS COVER, AMONG OTHER THINGS, ANTICIPATED FUTURE REVENUE AND EXPENSES AND THE FUTURE PLANS AND PROSPECTS OF THE COMPANY. THESE STATEMENTS OFTEN INCLUDE THE WORDS "MAY," "COULD," "WOULD," "SHOULD," "BELIEVES," "EXPECTS," "ANTICIPATES," "ESTIMATES," "INTENDS," "PLANS," "TARGETS," "POTENTIALLY," "PROBABLY," "PROJECTS," "OUTLOOK" OR SIMILAR EXPRESSIONS. YOU ARE CAUTIONED THAT FORWARD-LOOKING STATEMENTS INVOLVE UNCERTAINTIES, AND IMPORTANT FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED, INCLUDING CHANGES IN GENERAL BUSINESS AND ECONOMIC CONDITIONS, CHANGES IN INTEREST RATES, LEGAL AND REGULATORY DEVELOPMENTS, INCREASED COMPETITION FROM BOTH BANKS AND NON-BANKS, CHANGES IN CUSTOMER BEHAVIOR AND PREFERENCES, AND EFFECTS OF CRITICAL ACCOUNTING POLICIES AND JUDGMENTS. FOR DISCUSSION OF THESE AND OTHER RISKS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER FROM EXPECTATIONS, REFER TO OUR ANNUAL REPORT ON FORM 10-KSB AND OUR QUARTERLY REPORTS ON FORM 10-QSB ON FILE WITH THE SEC, INCLUDING THE SECTIONS ENTITLED "RISK FACTORS." THESE RISKS AND UNCERTAINTIES SHOULD BE CONSIDERED IN EVALUATING FORWARD-LOOKING STATEMENTS AND UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH STATEMENTS. FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE THEY ARE MADE, AND THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE THEM IN LIGHT OF NEW INFORMATION OR FUTURE EVENTS.